EXHIBIT 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter A. Appel and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2002 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Peter A. Appel		March 14, 2003
Peter A. Appel	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Robert Clements		March 20, 2003
Robert Clements	Chairman and Director

/s/ John D. Vollaro		March 14, 2003
John D. Vollaro	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Wolfe “Bill” H. Bragin		March 20, 2003
Wolfe “Bill” H. Bragin	Director

/s/ John L. Bunce, Jr.		March 20, 2003
John L. Bunce, Jr.	Director

/s/ Robert E. Glanville		March 20, 2003
Robert E. Glanville	Director

/s/ Paul B. Ingrey		March 17, 2003
Paul B. Ingrey	Director

/s/ Constantine Iordanou		March 20, 2003
Constantine Iordanou	Director

/s/ Kewsong Lee		March 20, 2003
Kewsong Lee	Director

/s/ James J. Meenaghan		March 20, 2003
James J. Meenaghan	Director

/s/ John M. Pasquesi		March 20, 2003
John M. Pasquesi	Director

/s/ David R. Tunnell		March 20, 2003
David R. Tunnell	Director

/s/ Robert F. Works		March 17, 2003
Robert F. Works	Director